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                                                                  EXHIBIT 23.1

                      [MOFFITT & COMPANY, P.C. LETTERHEAD]


January 7, 2000
iBIZ Technology Corp
C/O Gammage & Burnham
Two North Central Avenue
Phoenix, AZ 85004

As independent Certified Public Accountants for iBiz Technology Corp, we hereby consent to the use of our financial statements and reports dated June 14, 1999, reissued on November 22, 1999 and November 18, 1999, and to all references to our firm in your SB-2 registration statement.

/s/ Stanley M. Moffitt

Moffitt & Company, P.C.
Scottsdale, Arizona